Exhibit 99.1

February 15, 2013

FSP Galleria North Corp.

FSP Galleria North Corp. (the "Company") has continued its suspension of dividends for the fourth quarter of 2012 due to the fact that the Company’s property is not expected to generate positive cash flow for the near term.

The Company’s Board of Directors reduced the amount of the dividend commencing in calendar year 2009 in order to build up a larger reserve. As of December 31, 2012, the Company had approximately $3,000,000 of total reserves available. On February 1, 2012, Franklin Street Properties Corp., our single common shareholder, made an investment in Galleria North in the form of a $15,000,000 revolving line of credit to be used for capital improvements and/or to pay operating expenses of the property, including without limitation, tenant improvement allowances and leasing commissions. As of December 31, 2012, $5,880,000 had been advanced under the revolving line of credit.

During the fourth quarter, management finalized expansion agreements with both of the existing tenants at the Company’s property, which was approximately 58% leased as of December 31, 2012. EmCare signed amendments to expand by 26,891 square feet which brings them up to 109,863 square feet or approximately 29.0% of the building. DealerTrack signed an amendment to expand by 49,814 square feet which brings them up to 108,966 square feet or approximately 28.7% of the building. EmCare leases the top portion of the building including all of floors 13-16 and a significant portion of the 12th floor as well. DealerTrack leases the bottom portion of the building including all of floors 3-6 and a portion of the 2nd floor. This leaves a contiguous block of vacant space from floor 7 through floor 11 that has the ability to accommodate both a large user or multiple smaller tenants.

During the third quarter, EmCare and DealerTrack moved in and took occupancy at Galleria North bringing the building much more energy. Management believes this new energy should have a positive impact on the leasing activity. In fact, the number of tours with smaller prospects and mid-sized prospects has increased during the past few months due to the increasing population at the building. During January 2013, management finalized a lease agreement with Chicago Title Insurance Company for 9,657 square feet, which brings the Company's property to approximately 60% leased as of January 31, 2013. Management is working diligently on marketing the remaining vacancy and is optimistic that recent progress with several prospects will yield positive near-term results.

The Company’s property is located in the Galleria submarket which is in the southern half of the Far North Dallas submarket. The northern half of the Far North Dallas submarket has recently dipped below 10% vacancy, and the tight market conditions in the northern half have finally begun to have a meaningful positive impact on activities and leasing in the southern half of the submarket. Since the summer months, management has noticed an increase in the number of prospective tenants that have been looking seriously at the Company’s property, and management is working diligently with the local leasing team to potentially secure additional tenants. During the past four to five years, the southern half of the Far North Dallas submarket has struggled to keep existing anchor tenants, and the majority of larger prospective tenants (prospects above 100,000 square feet) have elected to relocate farther north within the submarket of Far North Dallas. The reconstruction/widening of the LBJ interstate freeway and traffic congestion along the North Dallas Parkway continue to be significant detractions to the near-term perception of the lower half of the Far North Dallas submarket and specifically the Galleria area. However, we believe that the positive net absorption during 2012 demonstrates that smaller and mid-sized tenants continue to be attracted to the central location and the high quality of office buildings within the submarket.

Management remains optimistic that we are finally on our way to fully stabilizing the property, eventually being able to reinstate dividends and creating a value that could be attractive for sale in the marketplace. Any sale of the property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Galleria North Corp.

The Company’s annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after year end, and you will be able to access the document via the SEC’s website. However, a copy of the Annual Report will be made available directly to you. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001310157

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP Galleria (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP Galleria North Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(10/14-12/31)
12/31/2004	$1,451	$1,247,860	6.7%
2004				$1,451
3/31/2005	$1,909	$1,641,740	7.6%
6/30/2005	$1,907	$1,640,020	7.6%
9/30/2005	$1,908	$1,640,880	7.6%
12/31/2005	$1,926	$1,656,360	7.7%
2005				$9,101
3/31/2006	$1,986	$1,707,960	7.9%
6/30/2006	$1,979	$1,701,940	7.9%
9/30/2006	$2,000	$1,720,000	8.0%
12/31/2006	$1,954	$1,680,440	7.8%
2006				$17,020
3/31/2007	$1,965	$1,689,900	7.9%
6/30/2007	$1,943	$1,670,980	7.8%
9/30/2007	$1,942	$1,670,120	7.7%
12/31/2007	$1,995	$1,715,700	7.9%
2007				$24,865
3/31/2008	$1,947	$1,674,420	7.8%
6/30/2008	$1,919	$1,650,340	7.7%
9/30/2008	$1,860	$1,599,600	7.4%
12/31/2008	$1,744	$1,499,840	7.0%
2008				$32,335
3/31/2009	$1,395	$1,199,700	5.6%
6/30/2009	$1,395	$1,199,700	5.6%
9/30/2009	$1,395	$1,199,700	5.6%
12/31/2009	$0	$0	0.0%
2009				$36,520
3/31/2010	$0	$0	0.0%
6/30/2010	$0	$0	0.0%
9/30/2010	$0	$0	0.0%
12/31/2010	$0	$0	0.0%
2010				$36,520
3/31/2011	$0	$0	0.0%
6/30/2011	$0	$0	0.0%
9/30/2011	$0	$0	0.0%
12/31/2011	$0	$0	0.0%
2011				$36,520
3/31/2012	$0	$0	0.0%
6/30/2012	$0	$0	0.0%
9/30/2012	$0	$0	0.0%
2012				$36,520

*Yield based on original offering amount of $86,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.